Exhibit 10(a)20

SECOND AMENDMENT TO THE SOUTHERN COMPANY
SUPPLEMENTAL BENEFIT PLAN
WHEREAS, the Board of Directors of Southern Company Services, Inc. (the “Company”) heretofore established and adopted the Southern Company Supplemental Benefit Plan, as amended and restated effective January 1, 2009 (the “Plan”); and
WHEREAS, the Company has authorized an amendment to the Plan to implement changes necessary to coordinate the Plan provisions with design changes occurring to the Southern Company Pension Plan; and
WHEREAS, Section 6.2 of the Plan provides in relevant part that the Plan may be amended or modified at any time by the Company.
NOW, THEREFORE, effective as the date set forth below, the Company hereby amends the Plan as follows:
1.
Effective January 2, 2016, the following new Section 2.38 shall be added to the Plan:
2.38    “Pre-2016 Benefit Formulas” shall have the meaning in effect under the Pension Plan prior to January 1, 2016.
2.
Effective January 2, 2016, the following new Section 2.39 shall be added to the Plan:
2.39    “2016 Benefit Formula” shall have the meaning in effect under the Pension Plan on and after January 1, 2016.
3.
Effective January 2, 2016, Section 4.1 of the Plan is hereby amended by deleting such provision in its entirety and replacing it with the following:
4.1    Eligibility Requirements.
(a)    All Employees who are determined eligible to participate in accordance with Section 4.2 and who meet one or more of the following criteria shall be eligible to receive benefits under the Plan: (1) subject to Section 4.1(b) below, those whose benefits under the Pension Plan are limited by the limitations set forth in Code Sections 401(a)(17), 415 or 401(a)(4), (2) those whose matching contribution by their Employing Company to the Savings Plan are limited by limitations set forth in Code Sections 401(a)(17), 401(k), 401(m), 402(g) or 415, or (3) those whose contributions by their Employing Company to the ESOP (until its merger into the Savings Plan effective December 20, 2006 are limited by the limitations set forth in code Sections 401(a)(17) or 415.

(b)(1)    Effective January 2, 2017, Employees who first become a Participant in the Plan shall be eligible to receive a Pension Benefit solely based on the 2016 Benefit Formula. Subject to Section 4.1(b)(2) below, all other Participants shall receive a Pension Benefit based on the Pre-2016 Benefit Formulas including Participants who first enter the Plan as of January 1, 2017.

(b)(2)    Notwithstanding Section 4.1(b)(1) above, re-hired former Employees shall have the following rights to a Pension Benefit under the Plan:

(A)    If a current or former Employee waives participation in the Pension Plan, such waiver will also preclude participation in this Plan.
(B)    A former Employee who is re-hired and becomes a Participant in the Plan shall be eligible to accrue a new and separate Pension Benefit whether or not such Employee previously had a vested right to a Pension Benefit based on the following terms:
(i)    only Earnings as contemplated in Section 5.1(b) and Accredited Service earned after the Employee is re-hired shall be taken into account when calculating such re-hired Employee’s new and separate Pension Benefit.

(ii)    the Pension Benefit accrued under Subsection (B)(i) above shall be payable in the form required by the Plan irrespective of how any prior accrued Pension Benefit is being or will be paid to the Participant; and

(iii)    with respect to the Retirement Income that is paid or is payable under the terms of the Pension Plan which is taken into account as an offset to the Pension Benefit payable under Article IV of this Plan, only the Earnings and Accredited Service [earned pursuant to Subsection (B)(i)] above shall be used to calculate the Retirement Income offset amount to be factored in when such re-hired Employee subsequently Separates from Service with a new and separate accrued Pension Benefit.

(C)    Notwithstanding Subsection (b)(2)(B) above, a former Employee who received a cash out of his/her vested Pension Benefit upon a previous Separation from Service and who was subsequently re-hired and became a Participant prior to January 1, 2016, shall have his/her new and separate accrued Pension Benefit be determined by the “Aggregate Method with Offset” which is defined to mean the greater of (i) the Pension Benefit based on Accredited Service and Earnings earned before the initial Separation from Service, plus the Pension Benefit based on Accredited Service and Earnings earned pursuant to Subsection (B)(i) above, minus the Pension Benefit already received in the cash out payment, or (ii) the Pension Benefit based on all Accredited Service and Earnings under the Pension Plan, minus the Pension Benefit already received in the cash out payment.

4.
Except as amended herein by this Second Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the Company, through its duly authorized officer, has adopted this Second Amendment to the Southern Company Supplemental Benefit Plan, as amended and restated as of January 1, 2009, this 17th day of December, 2015.

SOUTHERN COMPANY SERVICES, INC.
Attest:	By:	/s/Stacy Kilcoyne
/s/Laura O. Hewett	Its:	Vice President, Human Resources
Assistant Secretary

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